EXHIBIT 5.01

[LETTERHEAD OF MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.]

September 28, 2007

Palatin Technologies, Inc.
4C Cedar Brook Drive
Cranbury, New Jersey 08512

Ladies and Gentlemen:

We have acted as counsel to Palatin Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), the following:

(i)	common stock, $0.01 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.01 par value per share (the “Preferred Stock”);

(iii)	debt securities (the “Debt Securities”);

(iv)	warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”); and

(v)	any combination of the above, separately or as units (the “Units”);

some or all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, at an aggregate public offering price not to exceed $50,000,000. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units are collectively referred to herein as the “Offered Securities.”

The Debt Securities may be issued pursuant to an Indenture between the Company and a trustee to be named in such Indenture (the “Indentures”). Warrants may be issued pursuant to a Warrant Agreement between the Company and a bank or trust company as Warrant Agent (the “Warrant Agreement”).

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY ANDPOPEO, P.C.

September 28, 2007

In connection with this opinion, we have examined the Company’s Certificate of Incorporation and By-Laws, both as currently in effect, certain resolutions adopted on September 20, 2007 by the Company’s Board of Directors (the “Board of Directors”) relating to the registration of the Offered Securities and such other documents or records of the corporate proceedings of the Company as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

        Based upon the foregoing, we are of the opinion:

1. With respect to the Common Stock, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Common Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, and (v) the Company has received the consideration provided for in the Common Stock Authorizing Resolutions, the Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock, including those duly issued upon due conversion, exchange or exercise of any Debt Securities, Warrants or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Preferred Stock Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) appropriate Certificate or Certificates of Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware, (iv) the terms of issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Certificate of Incorporation and By-Laws and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, and (vi) the

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY ANDPOPEO, P.C.

September 28, 2007

Company has received the consideration provided for in the Preferred Stock Authorizing Resolutions, such Preferred Stock will be validly issued, fully paid, and non-assessable.

3. With respect to the Debt Securities, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Debt Securities Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable Indenture and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the Debt Securities Authorizing Resolutions, such Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’rights and to general equity principles.

4. With respect to the Warrants, including those duly issued upon due conversion, exchange or exercise of any Preferred Stock, Debt Securities or Units, when (i) specifically authorized for issuance by the Board of Directors or an authorized committee thereof (the “Warrants Authorizing Resolutions”), (ii) the Registration Statement has become effective under the Securities Act, (iii) any Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, and (vi) the Company has received the consideration provided for in the Warrants Authorizing Resolutions, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Our opinion is limited to the General Corporation Laws of the State of Delaware and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that any applicable document is stated to be governed by the laws of

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY ANDPOPEO, P.C.

September 28, 2007

another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement will be duly authorized, executed, and delivered by the Warrant Agent thereunder, assumptions which we have not independently verified.

It is understood that this opinion is to be used only in connection with the offer and sale of Common Stock, Preferred Stock, Debt Securities, Warrants and Units while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto.

As of the date hereof, as noted in the section of the Registration Statement entitled “Legal Matters”, the members of this firm hold (i) currently exercisable options under the Company’s 1996 stock option plan to purchase an aggregate of 15,000 shares of common stock at prices ranging from $4.00 to $6.00 per share, expiring from January 21, 2008 to February 6, 2011, and (ii) shares of the Company’s common stock, which in the aggregate equal less than one percent (1%) of the total issued and outstanding shares of the Company’s common stock.

Very truly yours,

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.